UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2016

Community Shores Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan	49441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2016, the Community Shores Bank Corporation (“the Company”) entered into a series of three Supplemental Share Purchase Agreements (each a “Supplemental Agreement”) with Rights Offering backstop participants Robert L. Chandonnet, Bruce J. Essex and Bruce J. Essex, Jr. (the “Backstop Participants). Collectively, the Supplemental Agreements provide for the sale of up to 431,372 shares at a price of $2.55 per share (the “Supplemental Shares”). The Supplemental Shares are being purchased in addition to the respective share purchases contemplated by the Share Purchase and Rights Offering Backstop Agreements dated October 2, 2015 by and among the Company and the Backstop Participants (each a “Backstop Commitment”). The Company will sell the Supplemental Shares in a private placement pursuant to Rule 506(c) of Regulation D of the Securities Act of 1933, as amended.

The first Supplemental Agreement is with Robert L. Chandonnet, a current member of the Company’s Board of Directors. In addition to his aforementioned Backstop Commitment, Robert L. Chandonnet has agreed to purchase 143,792 Supplemental Shares. The Supplemental Agreement with Robert L. Chandonnet is attached as Exhibit 10.1 and is incorporated here by reference.

The second Supplemental Agreement is with Bruce J. Essex, a current member of the Company’s Board of Directors. In addition to his aforementioned Backstop Commitment, Bruce J. Essex has agreed to purchase 143,790 supplemental shares. The Supplemental Agreement with Bruce J. Essex is attached as Exhibit 10.2 and is incorporated here by reference.

The third Supplemental Agreement is with Bruce J. Essex, Jr., a major shareholder of the Company. In addition to his aforementioned backstop commitment, Bruce J. Essex, Jr. has agreed to purchase 143,790 supplemental shares. Pursuant to the terms of his Supplemental Agreement, Bruce J. Essex, Jr. has been granted board observer and board nomination rights as long as he retains ownership in excess of 5% and 10% of the outstanding voting stock of the Company, respectively. The Supplemental Agreement with Bruce J. Essex, Jr. is attached as Exhibit 10.3 and is incorporated here by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 8, 2016, the Company was notified by Thornapple River Capital – Financial Services Industry Fund LLC, (“Thornapple”), a Michigan limited liability company, that it was terminating the Backstop Agreement, between Thornapple and the Company signed on October 2, 2015. The agreement provided that Thornapple would purchase, and the Company would sell, a minimum of 9.99% of the Company’s pro forma issued and outstanding common stock upon conclusion of the Rights Offering (the “Thornapple Commitment”) at a price per share equal to the price established by the Board of Directors for the Company and agreed to by the Backstop Participants (the “Rights Price”). Thornapple terminated the agreement pursuant to Section 15 in light of the fact that the Rights Offering did not close by December 31, 2015.

The notification of termination of Thornapple’s Backstop Agreement is attached as Exhibit 10.4 and is incorporated here by reference.

ITEM 8.01	Other Events.

The purchase of the Supplemental Shares described above replaces the Thornapple Commitment. As previously disclosed, certain of the Company’s shareholders, as the result of additional shares purchased through the offerings, will exceed regulatory thresholds under the Bank Change in Control Act for ownership of its common stock. Before closing of the offering, regulatory approvals for their increased ownership must be obtained. The Company is working actively with the Federal Reserve Board on these approvals and expects to be in a position to close the offering on or before March 8, 2016. Shareholders who have subscribed for common shares in the rights offering will receive all shares for which they have subscribed as soon as practicable following receipt of regulatory approvals and closing of the rights offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Robert L. Chandonnet dated January 13, 2016.

10.2	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Bruce J. Essex dated January 13, 2016.

10.3	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Bruce J. Essex, Jr. dated January 13, 2016.

10.4	Notification of Termination of Thornapple’s Backstop Agreement dated January 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Shores Bank Corporation

By:	/s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President, Chief Financial
Officer and Treasurer

Date: January 14, 2016

Exhibit Index

Exhibit Number	Description

10.1	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Robert L. Chandonnet dated January 13, 2016.

10.2	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Bruce J. Essex dated January 13, 2016.

10.3	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Bruce J. Essex, Jr. dated January 13, 2016.

10.4	Notification of Termination of Thornapple’s Backstop Agreement dated January 8, 2016.

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